Exhibit 21.1
MPLX LP
LIST OF SUBSIDIARIES
as of December 31, 2015

	Name of Subsidiary	Jurisdiction of Organization/Incorporation
*	Centrahoma Processing LLC	Delaware
*	Jefferson Gas Gathering Company, L.L.C.	Delaware
	Marathon Pipe Line LLC	Delaware
	MarkWest Blackhawk, L.L.C.	Texas
	MarkWest Bluestone Ethane Pipeline, L.L.C.	Delaware
	MarkWest Buffalo Creek Gas Company, L.L.C.	Oklahoma
*	MarkWest EMG Jefferson Dry Gas Gathering Company, L.L.C.	Delaware
	MarkWest Energy Appalachia, L.L.C.	Delaware
	MarkWest Energy East Texas Gas Company, L.L.C.	Delaware
	MarkWest Energy Finance Corporation	Delaware
	MarkWest Energy GP, L.L.C.	Delaware
	MarkWest Energy Operating Company, L.L.C.	Delaware
	MarkWest Energy Partners, L.P.	Delaware
	MarkWest Energy South Texas Gas Company, L.L.C.	Delaware
	MarkWest Energy West Texas Gas Company, L.L.C.	Delaware
	MarkWest Gas Marketing, L.L.C.	Texas
	MarkWest Gas Services, L.L.C.	Texas
	MarkWest Hydrocarbon, Inc.	Delaware
	MarkWest Javelina Company, L.L.C.	Texas
	MarkWest Javelina Pipeline Company, L.L.C.	Texas
	MarkWest Liberty Bluestone, L.L.C.	Delaware
	MarkWest Liberty Ethane Pipeline, L.L.C.	Delaware
	MarkWest Liberty Gas Gathering, L.L.C.	Delaware
	MarkWest Liberty Midstream & Resources, L.L.C.	Delaware
	MarkWest Mariner Pipeline, L.L.C.	Delaware
	MarkWest Marketing, L.L.C.	Delaware
	MarkWest McAlester, L.L.C.	Oklahoma
	MarkWest Michigan Pipeline Company, L.L.C.	Michigan
	MarkWest Mountaineer Pipeline Company, L.L.C.	Delaware
	MarkWest New Mexico, L.L.C.	Texas
	MarkWest Ohio Fractionation Company, L.L.C.	Delaware
	MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma
	MarkWest Panola Pipeline, L.L.C.	Texas
	MarkWest Pinnacle, L.L.C.	Texas
*	MarkWest Pioneer, L.L.C.	Delaware
	MarkWest Pipeline Company, L.L.C.	Texas

	MarkWest PNG Utility, L.L.C.	Texas
*	MarkWest POET, L.L.C.	Delaware
	MarkWest Power Tex, L.L.C.	Texas
	MarkWest Ranger Pipeline Company, L.L.C.	Delaware
	MarkWest Texas LPG Pipeline, L.L.C.	Texas
	MarkWest Texas PNG Utility, L.L.C.	Texas
	MarkWest Utica EMG Condensate, L.L.C.	Delaware
*	MarkWest Utica EMG, L.L.C.	Delaware
	MarkWest Utica Operating Company, L.L.C.	Delaware
	Mason Pipeline Limited Liability Company	Michigan
	Matrex, L.L.C.	Michigan
	MPLX Operations LLC	Delaware
	MPLX Pipe Line Holdings LLC	Delaware
	MPLX Terminal and Storage LLC	Delaware
	Mule Sidetracks, L.L.C.	Delaware
	Mule Tracts, L.L.C.	Delaware
	MWE GP LLC	Delaware
*	Ohio Condensate Company, L.L.C.	Delaware
*	Ohio Gathering Company, L.L.C.	Delaware
	Ohio River Pipe Line LLC	Delaware
*	Ohio Utica Jefferson Dry Gas Gathering Company, L.L.C.	Delaware
*	Panola Pipeline Company, LLC	Texas
*	West Relay Gathering Company, L.L.C.	Delaware
	West Shore Processing Company, L.L.C.	Michigan
*	Wirth Gathering Partnership	Oklahoma

*	Indicates a company that is not wholly owned directly or indirectly by MPLX LP.